Exhibit 10.13
TRANSLATION FOR REFERENCE ONLY

LAND USE RIGHT TRANSFER AGREEMENT
REGARDING THE LAND (4,510.5 SQUARE METERS) LOCATED AT
35 LIXIAN STREET, HIGH-TECH INDUSTRIAL ZONE, DALIAN MUNICIPALITY

by and between
Dalian Haihui Sci-Tech Co., Ltd.
and
Dalian Borui Information and Technology Co., Ltd.
January 23, 2008

TRANSLATION FOR REFERENCE ONLY
Table of Contents

Section 1	General Provisions

Section 2	Acreage, Term and Use of Land Parcel

Section 3	Land Premium and Method of Payment

Section 4	Matters in Relation to Transfer and Registration

Section 5	Conditions of Land

Section 6	Confidentiality

Section 7	Dispute Resolution

Section 8	Effectiveness of Contract

Section 9	Miscellaneous

Exhibit 1	Survey Map for Land Registration of Land Parcel

Exhibit 2	Conditions for Use of Land
Land Use Right Transfer Agreement

TRANSLATION FOR REFERENCE ONLY
This Land Use Right Transfer Agreement, dated as of January 23, 2008, is entered into by and between the following parties:
Transferor: Dalian Haihui Sci-Tech Co., Ltd. (hereinafter, “Party A”) Registered Address: 35 Lixian Street, Ganjingzi District, Dalian Municipality, PRC
Transferee: Dalian Borui Information and Technology Co., Ltd. (hereinafter, “Party B”) Registered Address: 35 Lixian Street, High-Tech Industrial Zone, Dalian Municipality
Preface
WHEREAS:
a)	Party A has the ownership of a building located at 35 Lixian Street, High-Tech Industrial Zone, Dalian Municipality (Building Ownership Certificate Number: Da Fang Quan Zheng Gao Zi No. 20020213) (hereinafter, the “Building”) and the land use right of the land attached to such Building (State-owned Land Use Right Certificate Number: Da Guo Yong (2006) No. 05048).

b)	Pursuant to a Binding Memorandum of Understanding, dated September 30, 2007, entered into by and among Party A, Yuanming Li (PRC Identity Card Number: 21021119560326581x), HiSoft Technology (Dalian) Co., Ltd. and HiSoft Technology International Limited (the “Memorandum”), Party A and Party B have entered into a Building Purchase Agreement (hereinafter, the “Building Purchase Agreement”), pursuant to which the Building is transferred to Party B. For the purpose thereof, the land use right of the land to which the Building is attached shall be transferred to Party B together with the Building.

c)	For the purpose of the Building transfer transaction under the Building Transfer Agreement, Party B intends to purchase from Party A the land use right attached to the Building pursuant to the provisions under the Memorandum and this Agreement, and Party A agrees to sell Party B the land use right attached to the Building pursuant to the provisions under this Agreement. Party A and Party B have, after friendly negotiation, reached consensus regarding the transfer of land use right of the land specified in Article 2 of this Agreement and hereby agree to enter into this Agreement.
Section 1. General Provisions
Article 1 According to relevant laws and regulations of the State and relevant provisions of Dalian Municipality, Party A has entered into two Land Use Right Contract for State-owned Land with the Land Planning and Construction Bureau of Dalian High-Tech Industrial Zone, Liaoning Province dated September 26, 2000 and November 18, 2003 respectively (hereinafter, the “Land Use Right Transfer Contract”), and has obtained the land use right for the land
Land Use Right Transfer Agreement

TRANSLATION FOR REFERENCE ONLY
parcel with its State-owned Land Use Right Certificate number being Da Guo Yong (2005) No. 05040. Due to a transfer of the land use right for part of the land, Party A later obtained a newly issued State-owned Land Use Right Certificate (Da Guo Yong (2006) No. 05048) on June 30, 2006; Party A is entitled to transfer the land use right for the land parcel under such newly issued State-owned Land Use Right Certificate (hereinafter, the “Land Parcel”).
Section 2. Acreage, Term and Usage of Land Parcel
Article 2 The acreage of the Land Parcel is 4,510.5 square meters. The acreage has been duly measured by competent authority and duly accepted (final acceptance) by both Parties. The specific location of the Land Parcel is set out in Exhibit 1 (Survey Map for Land Registration of Land Parcel).
Article 3 The remaining term of use of the Land Parcel is from the date on which the State-owned Land Use Right Certificate (the “Ownership Certificate”) is issued to Party B to September 25, 2050.
Article 4 Party B shall only use the Land Parcel for purpose of use set out in the Ownership Certificate. In the event that Party B changes the purpose of use within the term of use, Party B shall obtain approval from the planning and construction authorities and process the approval procedures pursuant to relevant regulations.
Section 3. Land Premium and Method of Payment
Article 5 Both Parties hereby agree that the purchase price of the land use right of the Land Parcel is three hundred and seventy six yuan and fifty seven cents (RMB376.57) per square meter, and the total is one million six hundred and ninety eight thousand five hundred and fifteen yuan (RMB1,698,515, the “Land Premium”). Party B shall pay the Land Premium in accordance with Articles 6 and 7 of this Agreement.
Article 6 Time and Method of Payment
6.1	Party B shall pay Party A all Land Premium within thirty (30) days after the execution date of this Agreement or on the date otherwise agreed by both Parties.

6.2	Party B shall pay the Land Premium in RMB.

6.3	If the date of payment is a Saturday, Sunday, or PRC public holiday, such due date shall be extended to the following day that is not a Saturday, Sunday, or PRC public holiday.
Article 7 If Party B fails to make any payment that should be made to Party A under this Agreement or any payment that Party B should make to Party A under this Agreement is overdue, Party B shall, in addition to the payables, pay Party A the overdue interest for the unpaid amount at the benchmark interest rate of one-year loan announced by the People’s Bank of China, calculated from the due date to the date on which payment is actually made.
Article 8 If Party B fails to pay Party A the Land Premium and/or interest pursuant to this Agreement or breaches any terms or conditions hereof, and remains failing to pay such Land Premium and/or interest or notify Party A in writing of the reason of such breach (such reasons
Land Use Right Transfer Agreement

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shall be acceptable to Party A) within two weeks after Party A delivers to Party B a written exigent notice, Party A shall be entitled to take all or any of the following actions apart from requesting Party B to pay interest for the unpaid amount that should have been paid before the termination of this Agreement pursuant to Article 7 of this Agreement:
8.1	Notifying Party B in writing that Party A will unilaterally terminate this Agreement;

8.2	Reselling or otherwise disposing the land use right of the Land Parcel in manners that Party A considers proper.
Article 9 Both Parties agree that the conditions to apply for Land Use Right Certificate are:
9.1	Party A receives the Land Premium in full as provided in Article 5 pursuant to Articles 5, 6 and 7.

9.2	Party B has not breached any provisions under the Memorandum.
Section 4. Matters in Relation to Transfer and Registration
Article 10 Subject to Section 3 hereof and Article 21 hereunder, Party A agrees to transfer to Party B and Party B agrees to purchase the land use right of the Land Parcel. Upon Party A’s receipt of the Land Premium and interest incurred from such Land Premium under this Agreement payable by Party B, Party A shall transfer the land use right of such Land Parcel and assist Party B in the application of the Ownership Certificate with the Land Bureau. The land use right of such Land Parcel shall be deemed to be transferred to Party B on the date of issuance of such new Ownership Certificate.
Article 11 Party B confirms that it is fully aware of the location, status, condition, passage, legal ownership, physical status and other relevant circumstances of the Land Parcel at the time of execution of this Agreement. Party B hereby confirms that it will not raise any claims against Party A due to the legal defects or physical defects (if any) of the Land Parcel or require a reduction in the Land Premium or cancel or terminate the transfer arrangement of the land use right of the Land Parcel under this Agreement.
Article 12 In the process of performing this Agreement, the Parties shall bear all taxes and expenses according to the State provisions and relevant regulations of Dalian Municipality; if such regulations have not specified the paying party, then the Parties shall each bear 50% of the taxes and expenses. Party B shall bear all taxes and expenses related to the Land Parcel from the date on which the Ownership Certificate is issued.
Section 5. Conditions of Land
Article 13 Party B has inspected the Land Parcel prior to the signing of this Agreement and confirms that it is fully aware of and satisfied with the location, status, condition, passage, legal ownership, physical status and wears and all other relevant circumstances of the Land Parcel.
Land Use Right Transfer Agreement

TRANSLATION FOR REFERENCE ONLY
Party B hereby confirms that it will not raise any claims against Party A due to any issues of the Land Parcel affecting the normal use of Party B discovered after the transfer or require a reduction in the Land Premium or cancel or terminate the transfer arrangement of the land use right of the Land Parcel under this Agreement.
Article 14 Party B shall use the Land Parcel according to the conditions for use of land set forth in Exhibit 2 and as required by the land administration authorities.
Section 6. Confidentiality
Article 15 Unless the Parties otherwise agree in writing, none of the Parties shall, directly or indirectly, disclose to a third party or allow other parties to disclose to a third party the following information: (i) the existence of this Agreement and its contents, or negotiation conducted in relation to the transaction contemplated under this Agreement, (ii) any articles, conditions of this Agreement, or any aspects of the transaction contemplated in this Agreement; or (iii) the performance status of this Agreement; except for (a) disclosure to the adviser, proxy, shareholder, limited partner, director or management personnel of a Party, (b) disclosure to such financial agency or bank whose consent or financing is needed for the transaction contemplated under this Agreement, (c) disclosure to the Parties’ respective shareholders, (d) disclosure required by judicial, administrative procedures or other compulsory legal requirements; and (e) disclosure to a Party (or its parent company) or governmental authority, regulatory authority or stock exchange that has jurisdiction over the transaction contemplated in this Agreement.
Section 7. Dispute Resolution
Article 16 Any dispute or controversy in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration conducted in Beijing in accordance with the arbitration rules effective as of the submission of the dispute. The arbitration tribunal shall consist of three (3) arbitrators who are familiar with applicable corporate and commercial legal affairs, among whom one (1) arbitrator shall be appointed by Party A, one (1) arbitrator shall be appointed by Party B and one (1) arbitrator shall be appointed by the chairman of the commission jointly as entrusted by Party A and Party B pursuant to applicable CIETAC rules. The arbitration award shall be final and binding upon both Parties.
Section 8. Effectiveness of Contract
Article 17 This Agreement shall come into effect upon execution by Party A and Party B.
Article 18 Both Parties confirm that the conclusion and performance of this Agreement are in accordance with the Memorandum. Party B hereby confirms that it is fully aware of and fully understands the content of the Memorandum, and agrees that, if any Party is in breach of the Memorandum, the non-breaching Party may immediately request for suspension or early termination of the transfer arrangement of land use right of the Land Parcel under this Agreement.
Land Use Right Transfer Agreement

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Article 19 Unless otherwise provided by this Agreement, this Agreement shall be terminated according to the following provisions under any of the following circumstances:
(1)	A written agreement has been reached by both Parties to terminate this Agreement;

(2)	A material breach of any covenants, agreements, articles or conditions of this Agreement by any of the Parties has occurred, and such breach has continued for thirty (30) days after the other Party has issued a written notice and fails to be corrected within such period. The non-breaching Party may terminate this Agreement under such circumstance;

(3)	If the occurrence of force majeure events results in the failure of any Party to perform its responsibility or obligation under this Agreement for over thirty (30) days, either of the Parties is entitled to terminate this Agreement;

(4)	If, by the end of March 31, 2008, any of the transactions contemplated under the Memorandum, including the transfer arrangement of land use right under this Agreement, has not been completed, then this Agreement will be automatically terminated, unless (i) both Parties of this Agreement have otherwise reached a consensus in writing, (ii) it is otherwise explicitly provided in the Memorandum, or (iii) the parties of the Memorandum agree in writing to continue the transfer arrangement of land use right under this Agreement. If this Agreement is terminated according to the foregoing, the Parties agree to take all necessary actions to cancel and revoke all completed or in-process transactions.
Article 20 Upon termination of this Agreement, none of the Parties shall bear any further obligations to the other Party under this Agreement, but subject to Article 19 hereof and the followings:
(1)	The termination shall not relieve any Party from any liability for breach;

(2)	The termination shall not relieve the obligation to be performed after the termination of this Agreement pursuant to such article;

(3)	The termination shall not relieve any Party from any obligation or liability occurred prior to or in connection with such termination.
Section 9. Miscellaneous
Article 21 This Agreement is executed in five (5) counterparts and each Party shall hold two (2) copies. One (1) copy shall be delivered to the Land Bureau. For the purpose of completing relevant registration procedures regarding the transfer of land use right of the Land Parcel under this Agreement, the Parties may prepare other additional original copies.
Article 22 The Parties may enter into any supplementary agreements with respect to any matters not specified in this Agreement, provided that they do not contradict the Memorandum, this Agreement or any PRC laws and regulations. The supplementary agreements and appendixes of this Agreement constitute part of this Agreement and are equally binding as this Agreement.
Article 23 The obligation under this Agreement shall remain effective after closing except for those already performed or otherwise provided in this Agreement.
Article 24 None of the Parties shall transfer or attempt to transfer any of its rights or
Land Use Right Transfer Agreement

TRANSLATION FOR REFERENCE ONLY
obligations under this Agreement without prior consent form the other Party; however, after notifying Party A accordingly, Party B is entitled to transfer any of its rights under this Agreement to a third party designated by it. Under such circumstance, Party A agrees to directly register the land use right of the Land Parcel under the name of such third party designated by Party B.
Article 25 If any provision of this Agreement is invalid, illegal or unenforceable, other provisions in this Agreement shall nevertheless remain in force.
Article 26 This Agreement and the Memorandum have constituted an entire agreement between both Parties regarding the transfer of the Land Parcel ownership. Any intention, understanding previously expressed and any negotiation, statement, warranty, undertaking or covenants previously made (whether explicit or implied, written or oral) by a Party or its proxy to another Party or its proxy for the purpose of this transaction shall be replaced by this Agreement and Memorandum.
(Signature page to follow)
Land Use Right Transfer Agreement

TRANSLATION FOR REFERENCE ONLY
[Signature page]
IN WITNESS WHEREOF, the following Parties have caused this Land Use Right Transfer Agreement to be executed as of the date first written above by their respective duly authorized officers.

Dalian Haihui Sci-Tech Co., Ltd. [COMPANY SEAL]
Signature:	/s/ Jiuchang Wang
	Name:	Jiuchang Wang
	Title:	Authorized Representative

Dalian Borui Information and Technology Co., Ltd. [COMPANY SEAL]
Signature:	/s/ Yuanming Li
	Name:	Yuanming Li
	Title:	Legal Representative

Land Use Right Transfer Agreement	Signature Page

TRANSLATION FOR REFERENCE ONLY
Exhibit 1
Survey Map for Land Registration of Land Parcel
Da Guo Yong (2006) No. 05048

Land User	Dalian Haihui Sci-Tech Co., Ltd.

Location	35 Lixian Street, High-Tech Industrial Zone, Dalian Municipality

Land No.	1806110-2	Map No.		2-31-2-1

Type of Land (Usage)	Industrial land	Price		N/A

Type of Land Use Right	Transfer	End of Term		September 25, 2050

Acreage of Land Use Right	4510.5m2	Among Which	Acreage for Use	4510.5m2

			Shared Acreage	N/A
According to laws and regulations including the PRC Constitution, PRC Land Administration Law and PRC Urban Real Estate Administration Law and for the purpose of protecting the legitimate interest of the land user, this certificate is issued and the registration is approved upon examination and verification on the rights over the land described in this certificate as applied for registration by the land user.
People’s Government of Dalian Municipality
[Government Seal]
June 30, 2006
No. 007240477

Land Use Right Transfer Agreement	Exhibit 1

TRANSLATION FOR REFERENCE ONLY
Exhibit 2
Conditions for Use of Land
(Land Parcel Projects)
1. Boundary Point
1.1 User shall properly maintain the boundary point and shall not change or move such boundary point without permission. If the boundary point is damaged or moved, Party B shall apply for measurement and recovery of boundary point by submitting a report in writing to the Land Bureau.
2. Land Use Requirements
2.1 Party B shall comply with the following requirements for building constructions:
(1) The type of main building should be: Software Mansion
(2) Ancillary building:
(3) Building volume rate: 1:0.8
(4) Building density:
(5) Height restriction of Building:
(6) Greenfield rate : ≥ 35%
(7) Other parameters in relation to planning shall be determined in the approval documents for planning.
2.2 The buildings on the transferred Land Parcel shall be constructed strictly according to the requirements hereof and the approved construction planning blueprint. Party B shall submit to the Land Bureau a set of construction planning blueprint fifteen (15) days prior to the commencement of construction.
3. Management Requirements of Urban Construction
3.1 Party B shall comply with relevant provisions of the State and Dalian Municipality with respect to urban construction management aspects related to greenfield, city landscape, sanitation, environmental protection, fire control safety, transportation management, planning and construction.
3.2 Party B shall allow all pipes and pipelines laid by the government for public utilities to enter and exit, pass through or penetrate the greenfield area and other areas of the Land Parcel transferred to it.
3.3 Party B shall guarantee that the management, public security, fire control and medical personnel of the government and their emergency equipments and vehicles can smoothly enter such piece of land while performing emergency tasks or exercising official duties.

Land Use Right Transfer Agreement	Exhibit 2

TRANSLATION FOR REFERENCE ONLY
3.4 If any action of Party B on the Land Parcel transferred to it has caused damages to or has destroyed the neighboring environment or facilities, and such damages have resulted in losses suffered by the State or individuals, then Party B shall be responsible for indemnifying such losses.
4. Requirements for Municipal Infrastructure
4.1 With respect to the construction on the Land Parcel transferred to it, Party B shall process relevant application procedures and pay relevant expenses in relation to water supply, gas supply, polluted water and other facilities, as well as the interface construction of main pipelines, power station and substation outside the Land Parcel.
4.2 If any open slots, water channels, electricity cables or other pipeline facilities and buildings on neighboring lands are damaged due to construction by the land use entity or the construction entity entrusted by it, such entity shall promptly repair or re-lay such open slots, water channels, electricity cables or other pipeline facilities and buildings and bear relevant expenses.
4.3 Party B shall properly maintain and shall not damage any municipal facilities on such Land Parcel within the land use term, otherwise it should bear all expenses for repair.

Land Use Right Transfer Agreement	Exhibit 2